Exhibit 10.9

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into as of the 1st day of September, 2017, by and between HCFP/Strategy Advisors LLC, a Delaware limited liability company (“HCFP”), and Project18 Inc., a Delaware corporation ("Company").

WHEREAS, HCFP desires to provide management services to the Company; and

WHEREAS, the Company desires that HCFP provide management services to the Company.

NOW, therefore, it is agreed as follows:

1.       Services. HCFP, in accordance with the provisions of this Agreement, shall provide management services (“Services”) to the Company, including, but not limited to, the following:

a.       supporting the Company’s chief executive officer in identifying and assessing potential corporate opportunities;

b.       providing, or arranging for the provision of, financial and accounting resources for assistance in complying with Section 404 of the Sarbanes-Oxley Act of 2002;

c.       general business development;

d.       corporate development;

e.       corporate governance;

f.       marketing strategy, including preparing and/or reviewing company presentations;

g.       strategic development and planning;

h.       coordination with and of service providers; and

i.       such other and further services mutually agreed upon between HCFP and the Company.

2.       Compensation. For the Services HCFP provides hereunder, the Company shall pay to HCFP a monthly management services fee of $10,000 payable in arrears.

3.       Reimbursement of Expenses. All obligations or expenses incurred by HCFP in the performance of Services under this Agreement shall be for the account of, on behalf of, and at the expense of the Company. HCFP shall not be obligated to make any advance to or for the account of the Company or to pay any sums, except out of funds held in accounts maintained by the Company nor shall HCFP be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of such liability or obligation will be provided.

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4.        Independent Contractor. HCFP shall be an independent contractor, and nothing obtained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and HCFP, or (ii) to cause HCFP to be responsible in any way for the debts, liabilities or obligations of the Company or any other party.

5.       Time and Attention. HCFP shall devote the appropriate amount of time and effort and skills in providing the Services based upon its professional judgment and in its sole and absolute discretion.

6.       Term. This Agreement shall remain in effect for a period of one year and thereafter shall be renewed for successive one year terms unless, starting in the second year of this Agreement, either party terminates this Agreement upon not less than 60 days prior written notice. Notwithstanding the foregoing, either the Company or HCFP may terminate this Agreement for cause in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after written notice of the same is given to the party alleged to be in breach. Upon termination of this Agreement by the Company without cause or by HCFP with cause, HCFP shall be entitled to receive the monthly payments hereunder for all remaining months of the then one year term in which such termination occurred in a single lump-sum payment, payable within five business days of such termination. Notwithstanding the termination of this Agreement, this Section 6 and Sections 8, 10 and 14 shall survive termination.

7.       Standard of Care. HCFP shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of HCFP), unless the Company's losses (including expenses, costs and attorneys' fees) are finally and judicially determined to have resulted from the gross negligence or willful misconduct of HCFP.

8.       Indemnification. The Company agrees to indemnify and hold harmless HCFP from and against any and all losses, claims, damages or liabilities, including reasonable attorney’s fees (collectively “Losses”) suffered or incurred by HCFP in connection with the provision of Services under this Agreement (except to the extent such Losses result from the gross negligence of or bad faith of HCFP in performing Services hereunder. HCFP agrees to indemnify the Company for Losses incurred as a result of the gross negligence or bad faith of HCFP in providing Services hereunder; provided, that such indemnity shall be limited to the amount of fees actually paid to HCFP pursuant to this Agreement during the prior 12 calendar months.

9.       No Assignment. Without the consent of either party hereto, neither party shall assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder; provided, however, that HCFP shall have the right to assign this Agreement without the Company’s consent to HCFP/Portfolio Services LLC or any other HCFP-affiliated entity established to perform the Services.

10.       Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

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If to the Company:	c/o HCFP Inc.
420 Lexington Avenue, Suite 300
New York, New York 10170
Attention: Morris C. Laster, M.D.

If to HCFP:	420 Lexington Avenue, Suite 300
New York, New York 10170
Attn: Joshua R. Lamstein

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

11.      Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

12.     No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

13.     Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

14.     Governing Laws. This Agreement shall be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. Each of the Company and HCFP hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth above and will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

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15.     Preparation of this Agreement. This Agreement has been prepared by Greenberg Traurig LLP (“GT”) solely as counsel to the Company. GT is not acting as legal counsel nor providing any legal representation to HCFP or Laster in connection with this Agreement and the Company has advised HCFP and Laster to seek independent legal advice in connection with the preparation and negotiation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly as of the date first above written.

[Signatures Appear on the Following Page]

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PROJECT18 INC.

By:
Name:	Morris C. Laster, M.D.
Title:	Chief Executive Officer

HCFP/STRATEGY ADVISORS LLC

By:
Name:	Joshua R. Lamstein
Title:	Manager

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